UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

                      CURRENT REPORT
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934

May 16, 2019
Date of report (Date of earliest event reported)

Valeritas Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38038	46-5648907
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Route 202, Suite 600 Bridgewater, New Jersey (Address of principal executive offices)	08807 (Zip Code)

Registrant’s telephone number, including area code (908) 927-9920

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per value	VLRX	The Nasdaq Capital Market

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Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2019 annual meeting of stockholders (the “Annual Meeting”) of Valeritas Holdings, Inc. (the “Company”) held on May 16, 2019, the following proposals were submitted to the stockholders of the Company:

Proposal 1
The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of at least 1-for-2 and up to 1-for-20, with the exact ratio within the foregoing range to be determined by the Company’s Board of Directors (the “Board”).

Proposal 2	The approval, pursuant to Nasdaq Listing rules 5635(b) and 5635(d), of the potential issuance of shares of the Company’s common stock, par value $0.001 (the “Common Stock”), to Aspire Capital, LLC.
Proposal 3	The approval of the Company’s Amended and Restated Employee Stock Purchase Plan.
Proposal 4	The election of two directors to serve as the Company’s Class III directors until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified.
Proposal 5	The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

For more information about the foregoing proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the United States Securities and Exchange Commission on April 10, 2019 (the “Proxy Statement”). Of the 102,893,375 shares of the Company’s common stock entitled to vote at the Annual Meeting, 82,130,428 shares, or approximately 79.8%, were represented at the meeting in person or by proxy, constituting a quorum. The number of votes cast for, against, or withheld, as well as abstentions and broker non-votes, if applicable, in respect of each such proposal is set forth below:

Proposal 1: Approval of the Adoption of an Amendment to the Company’s Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split.

The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of at least 1-for-2 and up to 1-for-20, with the exact ratio within the foregoing range to be determined by the Company’s Board. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
71,116,979	10,478,438	535,011	0

Proposal 2: Approval of the Potential Issuance of Common Stock to Aspire Capital, LLC.

The Company’s stockholders approved, pursuant to Nasdaq Listing Rules 5635(b) and 5635(d), the potential issuance of up to $21.0 million in shares of Common Stock to Aspire Capital, LLC. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
47,160,256	1,923,717	341,038	32,705,417

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Proposal 3: Approval of the Company’s Amended and Restated Employee Stock Purchase Plan.

The Company’s stockholders approved the Company’s Amended and Restated Employee Stock Purchase Plan. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
46,954,799	2,012,639	457,573	32,705,417

Proposal 4: Election of Directors.

The Company’s stockholders elected the following two directors to serve as the Company’s Class III directors until the Company’s 2022 annual meeting of stockholders and until their successors are duly elected and qualified. The votes regarding this proposal were as follows:

Director	Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
Luke Düster	47,495,982	1,615,334	313,695	32,705,417
John E. Timberlake	47,541,913	1,586,846	296,252	32,705,417

Proposal 5: Ratification of the Appointment of Friedman LLP.

The Company’s stockholders ratified the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019. The votes regarding this proposal were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
78,620,210	2,459,841	1,050,377	0

Item 8.01. Other Events.

On May 17, 2019, the Company issued a press release announcing that following the Annual Meeting, the Board approved a 1-for-20 reverse stock split effective May 20, 2019. The Company’s Common Stock will continue to trade under the symbol “VLRX” but will have a new CUSIP number (91914N 301).

The full text of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

 Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

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Exhibit Number	Description

99.1	Press release dated May 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valeritas Holdings, Inc.

Dated: May 17, 2019	By: /s/ John E. Timberlake Name: John E. Timberlake Title: Chief Executive Officer

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